                                                                      EXHIBIT 12

                   NEXTEL COMMUNICATIONS INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS
                                TO FIXED CHARGES
                              (DOLLARS IN MILLIONS)


                                                                                        Year Ended December 31,
                                                                   1996          1997          1998           1999            2000
                                                                 ---------    ----------    ----------     -----------     ---------
Loss from continuing operations before income tax benefit        $   (863)    $  (1,309)    $  (1,711)     $   (1,298)     $   (744)

Add:
     Fixed charges                                                    286          487            766             993         1,424

Less:
     Interest capitalized                                              33           43             55              46            88

Less:
     Equity in losses of unconsolidated affiliates                    (11)          (13)          (12)            (73)         (152)
     Losses attributable to minority interests                          --           3             17              19            10
                                                                 ---------    ---------     ----------     -----------     ---------
Earnings as adjusted                                             $   (599)    $   (855)     $  (1,005)     $     (297)     $    734
                                                                 =========    =========     ==========     ===========     =========


Fixed Charges:
     Interest expense on indebtedness (including amortization
        of debt expense and discount)                            $    228     $    408      $     656        $    878      $  1,245
     Interest capitalized                                              33           43             55              46            88
     Portion of rent expense representative of interest (30%)          25           36             55              69            91
                                                                 ---------    ---------     ----------     -----------     ---------
Fixed charges                                                    $    286     $    487      $     766        $    993      $  1,424
                                                                 =========    =========     ==========     ===========     =========


Ratio of earnings to fixed charges                                  (2.09)       (1.76)         (1.31)          (0.30)         0.52
                                                                 =========    =========     ==========     ===========     =========

Deficiency of earnings to cover fixed charges                    $    885     $  1,342      $   1,771      $    1,290      $    690
                                                                 =========    =========     ==========     ===========     =========


                                                                         Six Months Ended
                                                                             June 30,
                                                                         2000         2001
                                                                       --------     --------
Loss from continuing operations before income tax benefit              $  (536)     $  (768)

Add:
     Fixed charges                                                         654          840

Less:
     Interest capitalized                                                   33           68

Less:
     Equity in losses of unconsolidated affiliates                         (71)         (45)
     Losses attributable to minority interests                               6            1
                                                                       --------     --------
Earnings as adjusted                                                   $   150      $    48
                                                                       ========     ========


Fixed Charges:
     Interest expense on indebtedness (including amortization
        of debt expense and discount)                                  $   579      $   717
     Interest capitalized                                                   33           68
     Portion of rent expense representative of interest (30%)               42           55
                                                                       --------     --------
Fixed charges                                                          $   654      $   840
                                                                       ========     ========


Ratio of earnings to fixed charges                                        0.23         0.06
                                                                       ========     ========

Deficiency of earnings to cover fixed charges                          $   504      $   792
                                                                       ========     ========